Exhibit 99.1

news release

www.pplnewsroom.com

Contacts:	For news media – Ryan Hill, 610-774-5997
For financial analysts – Andy Ludwig, 610-774-3389

PPL Corporation Reports First-Quarter 2020 Earnings

•	Announces first-quarter reported earnings of $0.72 per share and earnings from ongoing operations of $0.67 per share.

•	Is well-positioned to manage challenges of COVID-19 and to continue to deliver electricity and gas safely and reliably to customers.

•	Has not changed 2020 earnings forecast range of $2.40 to $2.60 per share; will discuss financial risks and sensitivities related to COVID-19 during first-quarter earnings webcast.

ALLENTOWN, Pa. (May 8, 2020) - PPL Corporation (NYSE: PPL) on Friday (5/8) announced first-quarter 2020 reported earnings (GAAP) of $554 million, or $0.72 per share, compared with first-quarter 2019 reported earnings of $466 million, or $0.64 per share.
Adjusting for special items, first-quarter 2020 earnings from ongoing operations (non-GAAP) were $514 million, or $0.67 per share, compared to $508 million, or $0.70 per share, a year ago. The decrease was driven largely by share dilution and lower sales volumes primarily due to weather in the U.S., partially offset by additional returns on the company's capital investments and other factors.
"As the world confronts the COVID-19 pandemic, the service we provide has never been more important," said William H. Spence, PPL's chairman and chief executive officer. "Across PPL, we are taking comprehensive measures to protect our employees and the public, we continue to deliver electricity and gas safely and reliably, we are well-positioned to manage the economic downturn, and we are as committed as ever to delivering for our customers and shareowners," said Spence.
Spence said aggressive social distancing, substantial work-from-home measures and other steps taken across the company have minimized the impact of COVID-19 on PPL's workforce. At the same time, prior investments in grid resilience, technology and automation have provided the company greater flexibility to operate safely and reliably under current circumstances. Further, PPL said it has been successful in getting critical suppliers on the lists of companies permitted to operate and, as a result, has not experienced significant supply chain issues to date.
Financially, PPL said it has a strong liquidity profile, manageable near-term debt maturities, confidence in its ability to refinance debt when needed, a flexible capital plan with no major project risks, and no material equity needs through 2021. The company said it remains confident in its ability to pay its quarterly dividend going forward.
Through the end of the first quarter, PPL remained on track to achieve its 2020 earnings forecast of $2.40 to $2.60 per share. PPL said it’s too soon to predict clearly the pandemic's full scope, duration and economic impact. As a result, the company has not changed its forecast range. PPL maintained its 2021 guidance range of $2.40 to $2.60 per share. The company will discuss financial risks and sensitivities related to COVID-19 during its first-quarter earnings webcast today.
As the company works to sustain operational excellence and to ensure reliability during the pandemic, PPL said it is also committed to supporting those who are struggling financially through difficult times.
PPL’s companies and foundations have pledged more than $1.6 million in donations to coronavirus relief funds and programs that help customers with financial hardships. In addition, its U.S. utilities have suspended disconnections and new late fees and worked to reconnect service for customers recently disconnected. The companies continue to offer payment assistance programs and other services to help customers manage their energy bills.

First-Quarter 2020 Earnings Details

As discussed in this news release, reported earnings are calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP). "Earnings from ongoing operations" is a non-GAAP financial measure that is adjusted for special items. See the tables at the end of this news release for a reconciliation of reported earnings to earnings from ongoing operations, including an itemization of special items.

(Dollars in millions, except for per-share amounts)	1st Quarter
	2020	2019	Change
Reported earnings	$554	$466	19%
Reported earnings per share	$0.72	$0.64	13%

	1st Quarter
	2020	2019	Change
Earnings from ongoing operations	$514	$508	1%
Earnings from ongoing operations per share	$0.67	$0.70	(4)%

First-Quarter 2020 Earnings by Segment

	1st Quarter
Per share	2020	2019
Reported earnings
U.K. Regulated	$0.44	$0.36
Kentucky Regulated	0.16	0.16
Pennsylvania Regulated	0.16	0.17
Corporate and Other	(0.04)	(0.05)
Total	$0.72	$0.64

	1st Quarter
	2020	2019
Special items (expense) benefit
U.K. Regulated	$0.05	$(0.06)
Kentucky Regulated	—	—
Pennsylvania Regulated	—	—
Corporate and Other	—	—
Total	$0.05	$(0.06)

	1st Quarter
	2020	2019
Earnings from ongoing operations
U.K. Regulated	$0.39	$0.42
Kentucky Regulated	0.16	0.16
Pennsylvania Regulated	0.16	0.17
Corporate and Other	(0.04)	(0.05)
Total	$0.67	$0.70

Key Factors Impacting Earnings

In addition to the segment drivers outlined below, PPL’s reported earnings for the first quarter of 2020 included net special-item after-tax benefits of $40 million, or $0.05 per share, primarily from unrealized gains on foreign currency economic hedges. Reported earnings for the first quarter of 2019 included net special-item after-tax charges of $42 million or $0.06 per share, primarily from unrealized losses on foreign currency economic hedges.

U.K. Regulated Segment
PPL’s U.K. Regulated segment consists of the regulated electricity delivery operations of Western Power Distribution (WPD), which serves Southwest and Central England and South Wales.
Reported earnings in the first quarter of 2020 increased by $0.08 per share compared with a year ago. Earnings from ongoing operations in the first quarter of 2020 decreased by $0.03 per share compared with a year ago. Factors impacting U.K. Regulated segment earnings results included $0.02 per share from the effect of dilution. Excluding dilution, factors driving earnings results included lower pension income and higher operation and maintenance expense, largely offset by higher prices.

Kentucky Regulated Segment
PPL’s Kentucky Regulated segment primarily consists of the regulated electricity and natural gas operations of Louisville Gas and Electric Company and the regulated electricity operations of Kentucky Utilities Company.
Reported earnings and earnings from ongoing operations in the first quarter of 2020 were consistent compared with a year ago. Factors impacting Kentucky Regulated segment earnings results included $0.01 per share from the effect of dilution. Excluding dilution, factors driving earnings results included higher retail rates effective May 1, 2019, partially offset by lower sales volumes primarily due to weather.

Pennsylvania Regulated Segment
PPL’s Pennsylvania Regulated segment consists of the regulated electricity delivery operations of PPL Electric Utilities.
Reported earnings and earnings from ongoing operations in the first quarter of 2020 decreased by $0.01 per share compared with a year ago. Factors impacting Pennsylvania Regulated segment earnings results included $0.01 per share from the effect of dilution. Excluding dilution, factors driving earnings results included returns on additional capital investments in transmission, largely offset by lower distribution sales volumes primarily due to weather.

Corporate and Other
PPL’s Corporate and Other category primarily includes unallocated corporate-level financing and other costs.
Reported earnings and earnings from ongoing operations in the first quarter of 2020 increased by $0.01 per share compared with a year ago, driven by a number of factors, none of which were significant individually.

2020 Earnings Forecast

In February, PPL announced its 2020 earnings from ongoing operations forecast range of $2.40 to $2.60 per share, with a midpoint of $2.50 per share. At this time, it’s too soon to predict clearly the pandemic's full scope, duration and economic impact. As a result, the company has not changed its forecast range. The company continues to evaluate this forecast in light of the COVID-19 pandemic and will discuss financial risks and sensitivities related to COVID-19 during its first-quarter earnings webcast.
Earnings from ongoing operations is a non-GAAP measure that could differ from reported earnings due to special items that are, in management's view, non-recurring or otherwise not reflective of the company's ongoing operations. PPL management is not able to forecast whether any of these factors will occur or whether any amounts will be reported for future periods. Therefore, PPL is not able to provide an equivalent GAAP measure for earnings guidance.
See the table at the end of this news release for a complete reconciliation of the earnings forecast announced in February.

Headquartered in Allentown, Pennsylvania, PPL Corporation (NYSE: PPL) is one of the largest companies in the U.S. utility sector. PPL's seven high-performing, award-winning utilities serve more than 10 million customers in the U.S. and U.K. With more than 12,000 employees, the company is dedicated to providing exceptional customer service and reliability and delivering superior value for shareowners. To learn more, visit www.pplweb.com.
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(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share unless otherwise noted.)

Conference Call and Webcast

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about first-quarter 2020 financial results at 11 a.m. Eastern time on Friday, May 8. The call will be webcast live, in audio format, together with slides of the presentation. Slides will include information concerning the impact to PPL of the COVID-19 pandemic. For those who are unable to listen to the live webcast, a replay with slides will be accessible at www.pplweb.com/investors for 90 days after the call. Interested individuals can access the live conference call via telephone at 1-888-346-8683. International participants should call 1-412-902-4270. Participants will need to enter the following "Elite Entry" number to join the conference: 9971005. Callers can access the webcast link at www.pplweb.com/investors under “Events.”
# # #

Management utilizes “Earnings from Ongoing Operations” as a non-GAAP financial measure that should not be considered as an alternative to reported earnings, or net income, an indicator of operating performance determined in accordance with GAAP. PPL believes that Earnings from Ongoing Operations is useful and meaningful to investors because it provides management's view of PPL's earnings performance as another criterion in making investment decisions. In addition, PPL’s management uses Earnings from Ongoing Operations in measuring achievement of certain corporate performance goals, including targets for certain executive incentive compensation. Other companies may use different measures to present financial performance.

Earnings from Ongoing Operations is adjusted for the impact of special items. Special items are presented in the financial tables on an after-tax basis with the related income taxes on special items separately disclosed. Income taxes on special items, when applicable, are calculated based on the statutory tax rate of the entity where the activity is recorded. Special items may include items such as:

•	Unrealized gains or losses on foreign currency economic hedges (as discussed below).

•	Gains and losses on sales of assets not in the ordinary course of business.

•	Impairment charges.

•	Significant workforce reduction and other restructuring effects.

•	Acquisition and divestiture-related adjustments.

•	Other charges or credits that are, in management's view, non-recurring or otherwise not reflective of the company's ongoing operations.

Unrealized gains or losses on foreign currency economic hedges include the changes in fair value of foreign currency contracts used to hedge British-pound-sterling-denominated anticipated earnings. The changes in fair value of these contracts are recognized immediately within GAAP earnings. Management believes that excluding these amounts from Earnings from Ongoing Operations until settlement of the contracts provides a better matching of the financial impacts of those contracts with the economic value of PPL’s underlying hedged earnings.

Statements contained in this news release, including statements with respect to future earnings, cash flows, dividends, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: the novel coronavirus pandemic or other pandemic health events or other catastrophic events and their effect on financial markets, economic conditions and our businesses; market demand for energy in our U.S. service territories; weather conditions affecting customer energy usage and operating costs; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of our facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions; any impact of severe weather on our business; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual cyberattack, terrorism, or war or other hostilities; British pound sterling to U.S. dollar exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with factors and other matters discussed in PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.

Note to Editors: Visit our media website at www.pplnewsroom.com for additional news and background about PPL Corporation.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (1)
Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	March 31,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$915	$815
Accounts receivable	837	792
Unbilled revenues	434	504
Fuel, materials and supplies	320	332
Current price risk management assets	193	147
Other current assets	257	177
Property, Plant and Equipment
Regulated utility plant	43,109	42,709
Less: Accumulated depreciation - regulated utility plant	8,212	8,055
Regulated utility plant, net	34,897	34,654
Non-regulated property, plant and equipment	380	357
Less: Accumulated depreciation - non-regulated property, plant and equipment	87	109
Non-regulated property, plant and equipment, net	293	248
Construction work in progress	1,645	1,580
Property, Plant and Equipment, net	36,835	36,482
Noncurrent regulatory assets	1,477	1,492
Goodwill and other intangibles	3,926	3,940
Pension benefit asset	603	464
Noncurrent price risk management assets	166	149
Other noncurrent assets	365	386
Total Assets	$46,328	$45,680

Liabilities and Equity
Short-term debt	$1,696	$1,151
Long-term debt due within one year	1,170	1,172
Accounts payable	833	956
Other current liabilities	1,623	1,621
Long-term debt	20,670	20,721
Deferred income taxes and investment tax credits	3,340	3,212
Accrued pension obligations	500	587
Asset retirement obligations	217	212
Noncurrent regulatory liabilities	2,557	2,572
Other deferred credits and noncurrent liabilities	481	485
Common stock and additional paid-in capital	12,247	12,222
Earnings reinvested	5,360	5,127
Accumulated other comprehensive loss	(4,366)	(4,358)
Total Liabilities and Equity	$46,328	$45,680

(1)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation. Please refer to PPL Corporation's periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, except share data)

	Three Months Ended March 31,
	2020	2019
Operating Revenues	$2,054	$2,079

Operating Expenses
Operation
Fuel	163	194
Energy purchases	201	250
Other operation and maintenance	476	490
Depreciation	317	284
Taxes, other than income	80	80
Total Operating Expenses	1,237	1,298

Operating Income	817	781

Other Income (Expense) - net	125	52

Interest Expense	248	241

Income Before Income Taxes	694	592

Income Taxes	140	126

Net Income	$554	$466

Earnings Per Share of Common Stock:
Net Income Available to PPL Common Shareowners:
Basic	$0.72	$0.65
Diluted	$0.72	$0.64

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	767,948	721,023
Diluted	768,738	729,953

PPL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Three Months Ended March 31,
	2020	2019
Cash Flows from Operating Activities
Net income	$554	$466
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	317	284
Amortization	12	22
Defined benefit plans - (income) expense	(52)	(66)
Deferred income taxes and investment tax credits	106	89
Unrealized (gains) losses on derivatives, and other hedging activities	(57)	53
Other	23	11
Change in current assets and current liabilities
Accounts receivable	(35)	(57)
Accounts payable	(63)	(94)
Prepayments	(76)	(86)
Accrued interest	59	48
Unbilled revenues	68	48
Regulatory assets and liabilities, net	(25)	(25)
Other	(58)	(62)
Other operating activities
Defined benefit plans - funding	(125)	(127)
Other	44	(30)
Net cash provided by operating activities	692	474
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(826)	(729)
Purchase of investments	—	(55)
Proceeds from the sale of investments	—	57
Other investing activities	(7)	5
Net cash used in investing activities	(833)	(722)
Cash Flows from Financing Activities
Issuance of common stock	20	22
Payment of common stock dividends	(317)	(296)
Issuance of term loan	200	—
Net increase (decrease) in short-term debt	345	424
Other financing activities	(8)	(8)
Net cash provided by financing activities	240	142
Effect of Exchange Rates on Cash, Cash Equivalents and Restricted Cash	1	3
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	100	(103)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	836	643
Cash, Cash Equivalents and Restricted Cash at End of Period	$936	$540

Supplemental Disclosures of Cash Flow Information
Significant non-cash transactions:
Accrued expenditures for property, plant and equipment at March 31	$282	$322
Accrued expenditures for intangible assets at March 31	$87	$64

Key Indicators (Unaudited)

	Twelve Months Ended
	March 31
Financial	2020	2019

Dividends declared per share of common stock	$1.6525	$1.6425
Book value per share (1)(2)	$17.23	$16.87
Market price per share (1)	$24.68	$31.74
Dividend yield	6.7%	5.2%
Dividend payout ratio (3)	67.4%	64.2%
Dividend payout ratio - earnings from ongoing operations (3)(4)	68.3%	69.6%
Return on common equity	14.4%	15.9%
Return on common equity - earnings from ongoing operations (4)	14.3%	14.6%
Spot rate of U.S. dollar per British pound sterling for Balance Sheet translation (5)	$1.28	$1.29
Average rate of U.S. dollar per British pound sterling for Statement of Income translation (6)	$1.33	$1.34

(1)	End of period.

(2)	Based on 768,266 and 721,371 shares of common stock outstanding (in thousands) at March 31, 2020, and March 31, 2019.

(3)	Based on diluted earnings per share.

(4)	Calculated using earnings from ongoing operations, which is a non-GAAP financial measure that includes adjustments described in the text and tables of this news release.

(5)	As of February 29, 2020, and November 30, 2019, as WPD is consolidated on a one-month lag.

(6)	Represents a year-to-date average and includes the impact of foreign exchange hedges.

Operating - Domestic & International Electricity Sales (Unaudited)

	Three Months Ended March 31,
			Percent
(GWh)	2020	2019	Change

PA Regulated Segment
Retail Delivered	9,446	10,118	(6.6)%

KY Regulated Segment
Retail Delivered	7,228	7,611	(5.0)%
Wholesale (1)	126	542	(76.8)%
Total	7,354	8,153	(9.8)%

Total U.S.	16,800	18,271	(8.1)%

U.K. Regulated Segment
Delivered	19,898	19,982	(0.4)%

(1) Represents FERC-regulated municipal and unregulated off-system sales.

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

Year-to-Date March 31, 2020	(millions of dollars)
	U.K.	KY	PA	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings	$340	$127	$118	$(31)	$554
Less: Special Items (expense) benefit:
Foreign currency economic hedges, net of tax of ($11)	42	—	—	—	42
Talen litigation costs, net of tax of $1	—	—	—	(2)	(2)
Total Special Items	42	—	—	(2)	40
Earning from Ongoing Operations	$298	$127	$118	$(29)	$514

	(per share - diluted)
	U.K.	KY	PA	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings	$0.44	$0.16	$0.16	$(0.04)	$0.72
Less: Special Items (expense) benefit:
Foreign currency economic hedges	0.05	—	—	—	0.05
Total Special Items	0.05	—	—	—	0.05
Earnings from Ongoing Operations	$0.39	$0.16	$0.16	$(0.04)	$0.67

Reconciliation of Segment Reported Earnings to Earnings from Ongoing Operations
(After-Tax)
(Unaudited)

Year-to-Date March 31, 2019	(millions of dollars)
	U.K.	KY	PA	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings	$264	$117	$121	$(36)	$466
Less: Special Items (expense) benefit:
Foreign currency economic hedges, net of tax of $11	(40)	—	—	—	(40)
Talen litigation costs, net of tax of $0	—	—	—	(2)	(2)
Total Special Items	(40)	—	—	(2)	(42)
Earnings from Ongoing Operations	$304	$117	$121	$(34)	$508

	(per share - diluted)
	U.K.	KY	PA	Corp.
	Reg.	Reg.	Reg.	& Other	Total
Reported Earnings	$0.36	$0.16	$0.17	$(0.05)	$0.64
Less: Special Items (expense) benefit:
Foreign currency economic hedges	(0.06)	—	—	—	(0.06)
Total Special Items	(0.06)	—	—	—	(0.06)
Earnings from Ongoing Operations	$0.42	$0.16	$0.17	$(0.05)	$0.70

Reconciliation of PPL's Earnings Forecast
After-tax (Unaudited)
(per share - diluted)

	2020 Forecast Range
	Midpoint	High	Low
Estimate of Reported Earnings	$2.55	$2.65	$2.45
Less: Special Items (expense) benefit:(1)
Foreign currency economic hedges	0.05	0.05	0.05
Total Special Items	0.05	0.05	0.05
Forecast of Earnings from Ongoing Operations	$2.50	$2.60	$2.40

(1) Reflects only special items recorded through March 31, 2020. PPL is not able to forecast special items for future periods.